                              VIALOG CORPORATION
           CALCULATION OF SHARES USED IN DETERMINING LOSS PER SHARE FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 1997 AND 1998

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
                                        THREE MONTHS ENDED JUNE 30,     SIX MONTHS ENDED JUNE 30,
                                        ---------------------------     -------------------------
                                            1997             1998           1997           1998
                                        ----------       ----------     ----------     ----------
BASIC LOSS PER SHARE
Weighted average number of common
  shares outstanding                     2,799,300        3,628,072      2,773,300      3,585,370
                                         =========        =========      =========      =========
                                        THREE MONTHS ENDED JUNE 30,     SIX MONTHS ENDED JUNE 30,
                                        ---------------------------     -------------------------
                                           1997             1998           1997           1998
                                        ----------       ----------     ----------     ----------
DILUTED LOSS PER SHARE
Weighted average number of common
  shares outstanding                     2,799,300        3,628,072      2,773,300      3,585,370
Common stock equivalents                         -                -              -              -
                                         ---------        ---------      ---------      ---------
Total                                    2,799,300        3,628,072      2,773,300      3,585,370
                                         =========        =========      =========      =========
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